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                                                      EXECUTION COUNTERPART




                    ASSIGNMENT AND ASSUMPTION AGREEMENT


          ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of December 22, 1994 between INFINITY BROADCASTING CORPORATION, a Delaware corporation ("Infinity"), and INFINITY BROADCASTING CORPORATION OF CALIFORNIA, a Delaware corporation and wholly owned subsidiary of Infinity (the "Borrower").

          WHEREAS, Infinity, certain lenders (the "Banks"), The Chase Manhattan Bank (National Association), as administrative agent for the Banks (in such capacity, the "Administrative Agent"), Bank of America Illinois, Bank of Montreal, The Bank of New York, Chemical Bank, Compagnie Financiere de CIC et de l'Union Europeene, The First National Bank of Boston and National Westminster Bank USA, as co-agents for the Banks (in such capacity, the "Co-Agents"), and Chemical Bank, as collateral agent for the Banks (in such capacity, the "Collateral Agent" and, together with the Administrative Agent, and the Co-Agents, the "Agents") are parties to a Second Amended and Restated Credit Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing for loans to be made by the Banks to Infinity and certain of its subsidiaries in an aggregate principal amount not exceeding $700,000,000; and

          WHEREAS, pursuant to the Existing Credit Agreement (as defined in the Credit Agreement), the Banks have made Acquisition
Loans under and as defined in the Existing Credit Agreement to Infinity; and

          WHEREAS, pursuant to Section 2.01(a)(iv) of the Credit Agreement, on the Effective Date (as defined in the Credit Agreement) Acquisition Loans under and as defined in the Existing Credit Agreement (as so defined) made to Infinity in an aggregate principal amount equal to $31,000,000 will be converted to Infinity of California Term Loans (as so defined) (such Loans as so converted are herein referred to as the "Converted Loans"); and

          WHEREAS, it is a condition to such conversion pursuant to said Section 2.01(a)(iv) that Infinity and the Borrower execute and deliver this Agreement providing for the assignment of the Converted Loans from Infinity to the Borrower;

          NOW THEREFORE, for good and valuable consideration, Infinity and the Borrower hereby agree as follows:

                       Assignment Agreement
                       ____________________
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                                 ARTICLE I

                        ASSIGNMENT AND ASSUMPTION

          Section 1.1  Assignment.  Infinity hereby assigns to
the Borrower all of Infinity's rights and obligations with respect to the Converted Loans (collectively, the "Assigned
Loans").

          Section 1.2 Acceptance and Assumption. The Borrower hereby accepts the assignment referred to in Section 1.1 and assumes, confirms and agrees to perform and observe each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of Infinity under (A) the Credit Agreement with respect to the Assigned Loans arising prior to the effectiveness of the assignment and assumption provided for herein and (B) under the Amended and Restated Loan Agreement dated as of December 22, 1994 (as modified and supplemented and in effect from time to time, the "Subsidiary Loan Agreement") between the Borrower and the Administrative Agent arising on and after the effectiveness of the assignment and assumption provided for herein.


                                ARTICLE II

                               MISCELLANEOUS

          Section 2.1    Basic Document; Credit Document.  This
Assignment and Assumption Agreement is a Basic Document under and defined in the Credit Agreement. This Assignment and Assumption
Agreement is a Credit Document under and as defined in the Subsidiary Loan Agreement.

          Section 2.2    Successors and Assigns.  This Agreement
shall be binding upon Infinity and the Borrower and their respective successors and assigns and shall inure to the benefit of, and be enforceable by each Agent and each Bank, and their respective successors and assigns.

          Section 2.3 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to each party at the "Address for Notices" specified below its name on the signature pages hereof. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                       Assignment Agreement
                       ____________________
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                                - 3 -

          Section 2.4 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 2.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 2.6 Amendments, Etc.. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Infinity and the Borrower and consented to by the Administrative Agent with the consent of such of the Banks as is required for such purpose under the Credit Agreement.

          Section 2.7  Governing Law.   This Agreement shall be
governed by, and construed in accordance with, the law of the State of New York.

                       Assignment Agreement
                       ____________________
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                                - 4 -

          IN WITNESS WHEREOF, Infinity and the Borrower have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                   INFINITY BROADCASTING
                                     CORPORATION


                                   By __________________
                                      Name:
                                      Title:

                                   Address for Notices:

                                   Infinity Broadcasting Corporation
                                   600 Madison Avenue
                                   New York, NY  10022
                                   Attention:  Mel Karmazin
                                   Telecopier No.: (212) 888-2959
                                   Telephone No.: (212) 750-6400

                                   INFINITY BROADCASTING
                                     CORPORATION OF CALIFORNIA


                                   By _________________
                                      Name:
                                      Title:

                                   Address for Notices:

                                   Infinity Broadcasting
                                     Corporation of California
                                   c/o Infinity Broadcasting Corporation
                                   600 Madison Avenue
                                   New York, NY  10022
                                   Attention:  Mel Karmazin
                                   Telecopier No.: (212) 888-2959
                                   Telephone No.: (212) 750-6400


                       Assignment Agreement
                       ____________________
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ACCEPTED AND ACKNOWLEDGED:

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION),
   as Administrative Agent


By ____________________
   Name:
   Title:

Address for Notices:

The Chase Manhattan Bank
  (National Association),
  as Administrative Agent
New York Agency
4 Chase Metrotech Center
13th Floor
Brooklyn, NY  11245
Telecopier No.: (718) 242-6900
Telephone No.: (718) 242-7970
Attention:  Mary Murphy

with a copy to:

The Chase Manhattan Bank
  (National Association)
One Chase Manhattan Plaza
New York, NY  10081
Telecopier No.: (212) 552-4905
Telephone No.: (212) 552-5116
Attention:  John P. White

                       Assignment Agreement
                       ____________________
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